FOR IMMEDIATE RELEASE

Contact:

Andrew M. O'Shea
Chief Financial Officer
(860) 298-0444

Barbara Cano
Adam Friedman Associates LLC
(212) 981-2529, Ext. 22

Moscow CableCom Corp Announces ComCor-TV Operational Progress as of  March 31, 2004

New York, April 13, 2004 - Moscow CableCom Corp. (NASDAQ: MOCC) today announced operational progress for the first calendar quarter of its wholly-owned subsidiary, ComCor-TV (CCTV), a Russian company that provides broadband communication, information and entertainment services in Moscow.

As of March 31, 2004, CCTV had increased it access network to a total of 167,348 homes and businesses.  This represents an 8% increase from December 31, 2003.

As a result of this expanded access network and its aggressive marketing efforts, subscribers for CCTV's terrestrial TV services totaled 58,296 as of March 31, 2004; an increase of over 3.4% from the December 31, 2003 totals.

Subscribers for its premium cable TV services increased to 6,873 as of March 31, 2003, which represents an increase of nearly 33% over the December 31, 2003 subscriber levels.

CCTV's subscriber base for Internet access services increased to 11,893 as of March 31, 2004, which represents an increase of nearly 19% over December 31, 2003 levels.

As a result of the above growth, Moscow CableCom expects CCTV's first quarter revenues from subscriber services to be approximately 29% higher than the service revenues it earned in its fourth fiscal quarter.  The Company also predicts that subscriber service revenues will exceed $1 million for a quarter for the first time in its history, and will more than double its reported service revenues for the first quarter of 2003.

Due to a reporting lag, CCTV's operating results for the three months ended March 31, 2004 will be consolidated into the Company's results for the three months ending May 31, 2004. The Company expects to report its results of operations for the year ended February 29, 2004 during the second half of May 2004.

Chairman Francis Baker stated, "CCTV is now realizing strong market acceptance for its premium services. We achieved such outstanding cable TV subscriber growth in the first quarter due to improved marketing to our Internet subscribers, as well as to the introduction of a new TV guide.  Much of the growth is being generated in the previously constructed areas of Chertanovo and Khamovniki, which are part of the original access network. These areas accounted for 44% of the increase in cable television subscribers, and over half of the increase in Internet subscribers during the quarter."

About Moscow CableCom

Moscow CableCom, formerly known as Andersen Group Inc., is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of ComCor-TV, a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to COMCOR's MFON (Moscow Fiber Optic Network) to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, its ability to achieve positive cash flow and Moscow CableCom's ability to raise funds for the expansion of CCTV's network, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 28, 2003 and other public filings made by the Company with the Securities and Exchange Commission, including but not limited to our Proxy Statement filed on October 14, 2003 and our Form 10-Q for the period ended November 30, 2003, which descriptions are incorporated herein by reference. Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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